Exhibit 5.1

January 10, 2012

Epicor Software Corporation

7683 Southfront Road

Livermore, CA 94551

Re:	Epicor Software Corporation – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Epicor Software Corporation, a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, including all the amendments thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $465,000,000 in principal amount of its 8 5/8% Senior Notes due 2019 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 8 5/8% Senior Notes due 2019 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by each of the Subsidiary Guarantors (each, an “Outstanding Guarantee” and collectively, the “Outstanding Guarantees”). The Registration Statement also covers issuance of the guarantees by each of the Subsidiary Guarantors of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantees” and, together with the Outstanding Guarantees, the “Guarantees”). The Exchange Notes and the Exchange Notes Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.” The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of May 16, 2011, as supplemented (the “Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of May 16, 2011, by and among the Company, the Subsidiary Guarantors and the initial purchasers listed therein; (c) the Indenture; (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantees, included as exhibits to the Indenture; and (e) the other documents delivered by or on behalf of the Company, the Subsidiary Guarantors and the Trustee as of the date hereof in connection with the delivery of the Securities. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the factual information and factual matters contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and (g) that the Exchange Notes will be duly authenticated by the Trustee. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware (the “DGCL”), and the Delaware Limited Liability Company Act (the “DLLCA”), as such are in effect on

Epicor Software Corporation

January 10, 2012

the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. Our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

1.	When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any) shall have become effective under the Securities Act, (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, and (iii) the Exchange Notes Guarantees have been duly executed and delivered by the respective Subsidiary Guarantor in accordance with the provisions of the Indenture, and exchanged for the Outstanding Guarantees in accordance with the terms of the Exchange Offer, the Exchange Notes Guarantees will constitute binding obligations of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati,
WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

Schedule I

Subsidiary Guarantors

Activant International Holdings, Inc., a Delaware corporation

CRS Retail Systems, Inc., a New York corporation

Epicor International Holdings, Inc., a Delaware corporation

HM COOP LLC, a Delaware limited liability company